                                                                    EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     COMPUTATION REQUIRED BY REGULATION S-K

                                                     FOR THE THREE
                                                     MONTHS ENDED
                                                       MARCH 31,          FOR THE YEARS ENDED DECEMBER 31,
                                                     -------------  ---------------------------------------------
PRIMARY EARNINGS PER SHARE                               1996            1995           1994            1993
- ---------------------------------------------------  -------------  --------------  -------------  --------------
Net income.........................................  $   1,556,709  $   12,493,455  $   2,255,497  $   12,993,248
Weighted average number of common and common
 quivalent shares outstanding:
  Common shares....................................      4,367,108       4,402,590      4,431,501       4,491,248
  Dilutive effect of stock option shares (Note
   1)..............................................         14,832          15,111         24,936          34,913
                                                     -------------  --------------  -------------  --------------
    Total common and common equivalent shares......      4,381,940       4,417,701      4,456,437       4,526,161

Earnings per share -- primary......................  $        0.36  $         2.83  $        0.51  $         2.87
                                                     -------------  --------------  -------------  --------------
                                                     -------------  --------------  -------------  --------------

Note 1: The dilutive effect of common share equivalents was determined by the treasury stock method.

                                                     FOR THE THREE
                                                     MONTHS ENDED
                                                       MARCH 31,          FOR THE YEARS ENDED DECEMBER 31,
                                                     -------------  ---------------------------------------------
FULLY DILUTED EARNINGS PER SHARE                         1996            1995           1994            1993
- ---------------------------------------------------  -------------  --------------  -------------  --------------
Net income.........................................  $   1,556,709  $   12,493,455  $   2,255,497  $   12,993,248
Weighted average number of common and common
 equivalent shares outstanding:
  Common shares....................................      4,367,108       4,402,590      4,431,501       4,491,248
  Dilutive effect of stock option shares (Note
   1)..............................................         15,050          16,416         28,098          37,050
                                                     -------------  --------------  -------------  --------------
    Total common and common equivalent shares......      4,382,158       4,419,006      4,459,599       4,528,298

Earnings per share -- fully diluted................  $        0.36  $         2.83  $        0.51  $         2.87
                                                     -------------  --------------  -------------  --------------
                                                     -------------  --------------  -------------  --------------

Note 1: The dilutive effect of common share equivalents was determined by the treasury stock method.